Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of LEGGETT & PLATT, INCORPORATED, a Missouri corporation (the "Corporation"), does hereby nominate, constitute and appoint Karl G. Glassman, Matthew C. Flanigan and Scott S. Douglas, or any one of them individually, his or her true and lawful attorneys-in-fact, to sign in the name of and on behalf of the undersigned directors of the Corporation and to file with the Securities and Exchange Commission ("SEC") the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and any other document or further Amendment to said Annual Report, and to take such other action, all as said attorneys-in-fact, or any one of them individually, deem necessary or advisable to the end that such Annual Report or Amendments thereto in respect of same, shall comply with the Securities Exchange Act of 1934, as amended, and the applicable rules of the SEC thereunder; and does hereby ratify and confirm all that said attorneys-in-fact, and each of them individually, may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney or a counterpart hereof as of the 21st day of February 2017.

/s/ ROBERT E. BRUNNER	/s/ KARL G. GLASSMAN
Robert E. Brunner	Karl G. Glassman

/s/ ROBERT G. CULP, III	/s/ JOSEPH W. MCCLANATHAN
Robert G. Culp, III	Joseph W. McClanathan

/s/ R. TED ENLOE, III	/s/ JUDY C. ODOM
R. Ted Enloe, III	Judy C. Odom

/s/ MANUEL A. FERNANDEZ	/s/ PHOEBE A. WOOD
Manuel A. Fernandez	Phoebe A. Wood

/s/ MATTHEW C. FLANIGAN
Matthew C. Flanigan